                                                                    Exhibit 4(v)

                 FORM OF PERMANENT GLOBAL FIXED RATE BEARER NOTE

                      GENERAL ELECTRIC CAPITAL CORPORATION

BEARER                                                                    BEARER
No. PGFX                                                             [      ]/1/
                                                                     [      ]/2/

THIS SECURITY IS A PERMANENT GLOBAL BEARER NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR THE RIGHTS ATTACHING TO THIS NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE BEARER NOTES OR IF SO PROVIDED HEREIN REGISTERED NOTES ARE AS SPECIFIED IN THE FISCAL AGENCY AGREEMENT (AS DEFINED BELOW).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEFINITIVE BEARER NOTES OR IF SO PROVIDED HEREIN REGISTERED NOTES, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

_______________
/1/  Insert Principal Amount.
/2/  Insert Optional Payment Amount if the Note has dual-currency feature.

                      GENERAL ELECTRIC CAPITAL CORPORATION
                              EURO MEDIUM-TERM NOTE
                                  (Fixed Rate)

                                     SERIES:

COMMON CODE:                 INITIAL REDEMPTION DATE:      SPECIFIED (FACE AMOUNT)     DETERMINATION AGENT:
                                                           CURRENCY:
ISIN:                        INITIAL REDEMPTION                                        APPLICABILITY OF MODIFIED
                             PERCENTAGE:                   OPTIONAL PAYMENT CURRENCY:  PAYMENT UPON ACCELERATION OR
                                                                                       REDEMPTION:

ORIGINAL ISSUE DATE:
                             APPLICABILITY OF ANNUAL
                             REDEMPTION PERCENTAGE         DESIGNATED EXCHANGE RATE:   If yes, state Issue Price
MATURITY DATE:               REDUCTION:                                                and each redemption date and
                                                                                       redemption price:
                             If yes, state Annual
INTEREST RATE:               Percentage Reduction:         OPTION VALUE CALCULATION    DENOMINATIONS OF DEFINITIVE
                                                           AGENT:                      NOTES (if not as set forth herein):

INTEREST PAYMENT PERIOD:     OPTIONAL REPAYMENT DATE(S):   INDEXED CURRENCY:

INTEREST PAYMENT DATE(S):                                                              DAY COUNT FRACTION:
                             INTEREST ACCRUAL DATE:        CURRENCY BASE RATE:         [_] 30/360
                                                                                       [_] Actual/Actual (ISMA)
TAX REDEMPTION                                                                         [_] Other:
DATE:                        OPTION ELECTION DATES:        AVAILABILITY OF
                                                           REGISTERED NOTES:           ADDENDUM
                                                                                       Attached: X Yes
                                                                                                 X No

         General Electric Capital Corporation (together with its successors and assigns, the "Company"), for value received, hereby promises to pay to the holder hereof upon surrender hereof, the principal sum (or Face Amount, if the Note has a dual-currency or index feature) specified in Schedule A hereto on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon to the bearer at the Interest Rate per annum specified above from the Original Issue Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), in arrears monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date (or any redemption or repayment date); provided, however, that each of Euroclear Bank, S.A./N.V. as operator of the Euroclear System (the "Euroclear Operator"), and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg"), or any other recognized or agreed clearing system, shall be deemed a holder of this Note with respect to the portion hereof held for its respective account; and provided further, however, that if the Original Issue Date occurs between a date that is 15 days prior to the next succeeding Interest Payment Date and such Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date to the holder of this Note on such second Interest Payment Date.

         Payment of the principal of this Note and any premium due at the Maturity Date (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Fiscal and Paying Agent or at the office or agency of such other paying agents outside the United States (this and certain other capitalized terms used herein are defined on the reverse of this Note) as the Company may determine maintained for that purpose (a "Paying Agent").

         Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the holder of this Note at the office or agency of the Fiscal and Paying Agent or at the office of any Paying Agent and the Fiscal and Paying Agent shall cause Schedule A of this Note to be endorsed to reflect such payment of interest and the amount of interest so paid will be noted.

         If the Specified Currency is other than U.S. dollars, then, except as provided on the reverse hereof, payment of the principal of and premium, if any, and interest on this Note will be made in such Specified Currency either by a check drawn on a bank in London, Luxembourg or a city in the country of such Specified Currency or by wire transfer of immediately available funds if appropriate wire transfer instructions in writing have been received by the Fiscal and Paying Agent or any Paying Agent not less than 10 days prior to the applicable Interest Payment Date.

         If the Specified Currency indicated on the face hereof is U.S. dollars, any payment of the principal of and premium, if any, and interest on this Note will be made, subject to applicable laws and regulations, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts either by a check drawn on a bank in The City of New York mailed to an address outside the United States furnished by the holder or by wire transfer of immediately available funds to an account maintained by the holder of this Note with a bank located outside the United States if appropriate wire transfer instructions have been received by the Fiscal and Paying Agent or any Paying Agent not less than 10 days prior to the applicable payment date. Notwithstanding the foregoing, in the event that payment in U.S. dollars of the full amount payable on this Note at the offices of all Paying Agents would be illegal or effectively precluded as a result of exchange controls or similar restrictions, payment on this Note will be made by a paying agency in the United States, if such paying agency, under applicable law and regulations, would be able to make such payment.

         This Note is issued in the principal amount set forth on the face hereof, but the total aggregate principal amount of the Series to which this Note belongs is unlimited. The Company has the right, without the consent of the holder of any Note or coupon appertaining thereto, to issue additional Notes which form part of the Series to which this Note belongs.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Fiscal and Paying Agent by manual signature, this Note shall not be entitled to any benefit under the Fiscal Agency Agreement, as defined on the reverse hereof, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

DATED:                                           GENERAL ELECTRIC CAPITAL
                                                      CORPORATION

[SEAL]                                           By:
                                                    Title:

Attest:

By:
     Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to
in the within-mentioned Fiscal Agency Agreement.

JPMORGAN CHASE BANK
      as Fiscal and Paying Agent

By:
         Authorized Officer

                            [Form of Reverse of Note]

         This Note is one of a duly authorized issue of Euro Medium-Term Notes of the Series specified on the face hereof, having maturities of nine months or more from the date of issue (the "Notes") of the Company. The Notes are issuable under a third amended and restated fiscal and paying agency agreement, dated as of May 23, 2002 among the Company, GE Capital Australia Funding Pty. Ltd., General Electric Capital Canada Inc., GE Capital Canada Funding Company, GE Card Services Canada Inc. and JPMorgan Chase Bank as fiscal agent and as principal paying agent (in such capacities, the "Fiscal and Paying Agent") (as amended and supplemented from time to time, the "Fiscal Agency Agreement") to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. JPMorgan Chase Bank at its office in London has been appointed the Exchange Rate Agent (the "Exchange Rate Agent", which term includes any successor exchange rate agent) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Fiscal Agency Agreement. To the extent not inconsistent herewith, the terms of the Fiscal Agency Agreement are hereby incorporated by reference herein.

         This Note will not be subject to any sinking fund and will not be redeemable or subject to repayment at the option of the holder prior to maturity, except as provided below.

         Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the holder prior to the Maturity Date. If so indicated on the face of this Note, this Note may be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of 1,000 units of the Specified Currency indicated on the face hereof (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest hereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, the Company must receive at the corporate trust office of the Fiscal and Paying Agent in the City of London, at least 30 days but not more than 60 days prior to the repayment, (i) this Note with the form entitled "Option to Elect Repayment" on the reverse hereof duly completed or (ii) a telegram, facsimile transmission or a letter from a commercial bank or trust company in Western Europe which must set forth the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse hereof, will be received by the Fiscal and Paying Agent not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter from a commercial bank or trust company in Western Europe shall only be effective if in such case, this Note and form duly completed are received by the Fiscal and Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon cancellation hereof, but only in an authorized denomination.

         Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or earlier redemption or repayment date), as the case may be. Interest payments for this Note, unless otherwise specified on the face hereof, will be computed and paid on the following bases:

    . If this Note is denominated in a Specified Currency other than euro, interest will be computed and paid on the basis of the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a 360-day year of twelve 30-day months) ("30/360).

    . If this Note is denominated in euro, interest will be computed and paid on the following basis :

         (a) if the relevant Calculation Period is equal to or shorter than the Determination Period (as defined below) during which the Calculation Period ends, the number of days in such Calculation Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole year; or

         (b) if the relevant Calculation Period is longer than the Determination Period during which the Calculation Period ends the sum of:

                (1) the number of days in such Calculation Period falling in the Determination Period in which the Calculation Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Period that would occur in one calendar year, assuming interest was to be payable in respect of the whole year; and

                (2) the number of days in such Calculation Period falling in the next Determination Period divided by the product of
                      (x) the number of days in such Determination Period and
                      (y) the number of Determination Periods that would occur in one calendar year, assuming interest was payable in respect of the whole of that year,

         where "Determination Period" means the period from (and including) an Interest Payment Date in any year to (but excluding) the next Interest Payment Date.

         In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

         This Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company.

         This Note is issuable in bearer form (the "Bearer Notes"), without interest coupons attached, and is exchangeable upon 30 days' written notice to the Fiscal and Paying Agent, in whole or from time to time in part, for (i) Bearer Notes, with interest coupons attached, in the denominations of 1,000 units, 10,000 units or 100,000 units of the Specified Currency indicated on the face hereof (unless otherwise specified on the face hereof) or (ii) (if so specified on the face hereof) Notes in fully registered form, without coupons ("Registered Notes"), in denominations of 10,000 units of the Specified Currency indicated on the face hereof or any integral multiple of 1,000 units of such Specified Currency in excess thereof (unless otherwise specified on the face hereof) at the office of the Fiscal and Paying Agent, upon the request of the Euroclear Operator or Clearstream, Luxembourg, acting on behalf of the owners of beneficial interests in the Note, and upon Certification to the effect set forth in Exhibits B-1 and B-2 attached hereto and upon compliance with the other procedures set forth in the Fiscal Agency Agreement; provided, however, that no such exchange may occur during a period beginning at the opening of business 15 days before the day of the first publication of a notice of redemption and ending on the relevant redemption date. All expenses incurred as a result of any such exchange shall be paid by the Company. Notwithstanding anything to the contrary contained in this paragraph, the Fiscal and Paying Agent shall not be required to exchange the entire aggregate principal amount of a permanent global Bearer Note for definitive Bearer Notes in the event beneficial owners of less than the entire aggregate principal amount of the permanent global Bearer Note have requested definitive Bearer Notes, provided the operating rules and regulations of the clearance system then in effect would permit less than the entire aggregate principal amount of the permanent global Bearer Note to be so exchanged. Upon exchange of any portion of this Note for a definitive Bearer Note or definitive Bearer Notes, or a definitive Registered Note or definitive Registered Notes, the Fiscal and Paying Agent shall cause Schedule A of this Note to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such definitive Bearer Note or Bearer Notes, or such definitive Registered Note or Registered Notes, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and noted. The date of surrender of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

         This Note may be transferred by delivery; provided, however, that this Note may be transferred only to a common depositary outside the United States for the Euroclear Operator or Clearstream, Luxembourg, or to a nominee of such a depositary.

         In case any Note shall at any time become mutilated, destroyed, lost or stolen, or is apparently destroyed, lost or stolen, and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Fiscal and Paying Agent, a new Note of like tenor will be issued by the Company in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note only upon receipt of evidence satisfactory to the Fiscal and Paying Agent and the Company that such Note was destroyed or lost or stolen and, if required, upon receipt also of an indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

         The Fiscal Agency Agreement provides that if an Event of Default (as defined in the Fiscal Agency Agreement) with respect to the Series of which this Note forms a part, shall have occurred and be continuing, the holder hereof, by notice in writing to the Company and to the Fiscal and Paying Agent, may declare the principal of this Note and the interest accrued hereon to be due and payable immediately.

         If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration or Redemption", then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the sum of the Issue Price specified on the face hereof plus the Amortized Amount, (ii) for the purpose of any vote of noteholders taken pursuant to the Fiscal Agency Agreement prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of noteholders taken pursuant to the Fiscal Agency Agreement following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

         Notes of the Series of which this Note forms a part may be redeemed, at the option of the Company, as a whole but not in part, at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount thereof (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption", such redemption price would be limited to the sum of the Issue Price plus the Amortized Amount), together with accrued interest to the date fixed for redemption, or, in the case of Original Issue Discount Notes, at 100% of the portion of the face amount thereof that has accrued to the date of redemption, if the Company determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Tax Redemption Date specified on the face hereof, the Company has or will become obligated to pay Additional Amounts (as defined below) with respect to the Notes as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Fiscal and Paying Agent (i) a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred, and (ii) an opinion of counsel satisfactory to the Fiscal and Paying Agent to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

         Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Such notice will be given in accordance with "Notices" as defined below.

         If the Company shall determine that any payment made outside the United States by the Company or any Paying Agent of principal or interest [, including original issue discount,]3 due in respect of any Bearer Notes of the Series of which this Note forms a part would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other information reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Note or interest coupon who is a United States Alien (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner, or (b) which can be satisfied by such custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien, provided that in each case referred to in clauses (a)(ii) and (b) payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirement), the Company may redeem the Bearer Notes, in whole, at a redemption price equal to 100% of the principal amount thereof (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption", such redemption price would be limited to the sum of the Issue Price plus the Amortized Amount), together with accrued interest to the date fixed for redemption (or, in the case of original issue discount Notes, at 100% of the portion of the face amount thereof that has accrued to the date of redemption) or, at the election of the Company if the conditions of the next succeeding paragraph are satisfied, pay the additional amounts specified in such paragraph. The Company shall make such determination and election as soon as practicable and publish prompt notice thereof (the "Determination Notice") stating the effective date of such certification, identification or other information reporting requirements, whether the Company will redeem the Bearer Notes of such Series, or whether the Company has elected to pay the Additional Amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of the Bearer Notes must take place, as provided in the next succeeding sentence. If the Company redeems the Bearer Notes, such redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Company shall elect by notice to the Fiscal and Paying Agent at least 60 days prior to the date fixed for redemption. Notice of such redemption of the Bearer Notes will be given to the holders of the Bearer Notes not more than 60 nor less than 30 days prior to the date fixed for redemption. Such redemption notice shall include a statement as to the last date by which the Bearer Notes to be redeemed may be exchanged for Registered Notes. Notwithstanding the foregoing, the Company shall not so redeem the Bearer Notes if the Company shall subsequently determine, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Company shall publish prompt notice of such determination and any earlier redemption notice shall be revoked and of no further effect. The right of any of the holders of Bearer Notes called for redemption pursuant to this paragraph to exchange such Bearer Notes for Registered Notes will terminate at the close of business of the Fiscal and Paying Agent on the fifteenth day prior to the date fixed for redemption, and no further exchanges of such Series of Bearer Notes for Registered Notes shall be permitted.

         If and so long as the certification, identification or other information reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect to pay as Additional Amounts such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirements by the Company or any Paying Agent of principal or interest[, including original issue discount,]4 due in respect of any Bearer Note or any interest coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority, with respect to the payment of such additional amounts), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which (i) would not be applicable in the circumstances referred to in the second parenthetical clause of the first sentence of the preceding paragraph, or (ii) is imposed as a result of the presentation of such Bearer Note or interest coupon for payment more than 15 calendar days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Bearer Note or interest coupon to be then due and payable. In the event the Company elects to pay any Additional Amounts pursuant to this paragraph, the Company shall have the right to redeem the Bearer Notes of such Series in whole at any time pursuant to the applicable provisions of the immediately preceding paragraph and the redemption price of such Bearer Notes shall not be reduced

_____________
/3/  Include if Notes are original issue discount Notes.
/4/  Include if Notes are original issue discount Notes.

for applicable withholding taxes. If the Company elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Company shall redeem the Bearer Notes of such Series in whole, pursuant to the applicable provisions of the immediately preceding paragraph.

         The Company will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of any Note or of any coupon, if any, who is a United States Alien as may be necessary in order that every net payment of the principal of, premium and interest, including original issue discount, on such Note and any other amounts payable on such Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such Note or coupon, if any, to be then due and payable. However, the Company will not be required to make any payment of Additional Amounts to any such holder for or on account of:

                  (a) any such tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of any such Note or coupon, if any, for payment on a date more than 15 calendar days after the date on which such payment became due and payable or on the date on which payment thereof is duly provided for, whichever occurs later;

                  (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

                  (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

                  (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any Note;

                  (e) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of such Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

                  (f) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Company or as a direct or indirect subsidiary of the Company; or

                  (g) any combination of two or more items (a), (b), (c), (d),
         (e) and (f);

nor shall Additional Amounts be paid with respect to any payment on a Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Note.

         The Company will not be required to make any payment of Additional Amounts to any holder for or on the account of :

         (a) any tax, duty, assessment or other governmental charged required to be withheld by any Paying Agent from any payment of principal of, or interest on, any Note, if such payment can be made without such withholding by any other Paying Agent in a member state of the European Union; or

         (b) any tax, duty, assessment or other governmental charge required to be withheld or deducted where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the political agreement reached in the ECOFIN Council meeting of December 13, 2001 or any law implementing or complying with, or introduced in order to conform to, such Directive.

         The Fiscal Agency Agreement provides that the Company will not merge or consolidate with any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its properties to any other corporation, unless (i) either the Company shall be the continuing corporation or the successor corporation (if other than the Company) (the "successor corporation") shall be a corporation organized under the laws of the United States of America or of a state thereof and such successor corporation shall expressly assume the due and punctual payments of all amounts due under this Note and the due and punctual performance of all of the covenants and obligations of the Company under this Note by supplemental agreement satisfactory to the Fiscal and Paying Agent executed and delivered to such Fiscal and Paying Agent by the successor corporation and the Company and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, be in default in the performance of any such covenant or obligation. Upon any such merger or consolidation, sale, conveyance, transfer or other disposition, such successor corporation shall succeed to and be substituted for, and may exercise every right and power of and shall be subject to all the obligations of, the Company under this Note, with the same effect as if such successor corporation had been named as the Company herein, and the Company shall be released from its liability under this Note and under the Fiscal Agency Agreement.

         The Fiscal Agency Agreement permits the Company, when authorized by resolution of the Board of Directors, and the Fiscal and Paying Agent, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes of the Series of which this Note forms a part, to modify or amend the Fiscal Agency Agreement or such Notes; provided, however, that no such modification or amendment may, without the consent of the holders of each such Note affected thereby, (i) change the stated maturity of the principal of any such Note or extend the time for payment of interest thereon; (ii) change the amount of the principal of an Original Issue Discount Note of such Series that would be due and payable upon an acceleration of the maturity thereof; (iii) reduce the amount of interest payable thereon or the amount payable thereon in the event of redemption or acceleration; (iv) change the currency of payment of principal of or any other amounts payable on any such Note; (v) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Note; (vi) reduce the above-stated percentage of the principal amount of Notes of such Series the consent of whose holders is necessary to modify or amend the Fiscal Agency Agreement or the Notes of such Series or reduce the percentage of the Notes of such Series required for the taking of action or the quorum required at any such meeting of holders of Notes of such Series; or (vii) modify the foregoing requirements to reduce the percentage of outstanding Notes of such Series necessary to waive any future compliance or past default.

         Purchasers are required to pay for the Notes in the currency specified in the applicable Pricing Supplement. Payment of principal, premium, if any, and interest, if any, on each Note will be made in immediately available funds in the Specified Currency unless otherwise specified in the applicable Pricing Supplement and except as provided below.

         If specified in the applicable Pricing Supplement, the Company may, without the consent of holders of Notes denominated in a Specified Currency of a member state of the European Union, which on or after the issue date of such Notes participates in European Economic and Monetary Union, on giving at least 30 days' prior notice (the "Redenomination Notice") to the holders of such Notes and on prior notice to the Paying Agent, the Euroclear Operator, Clearstream, Luxembourg and/or any other relevant clearing system, elect that, with effect from the date specified in the Redenomination Notice (the "Redenomination Date"), such Notes shall be redenominated in euro.

The election will have effect as follows: (a) the Notes shall be deemed to be redenominated into euro in the denomination of euro 0.01 with a nominal amount for each Note equal to the nominal amount of that Note in the Specified Currency, converted into euro at the Established Rate (defined below), provided that, if the Company determines after consultation with the Paying Agent that the then market practice in respect of the redenomination into euro of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Company shall promptly notify the holders of Notes, any stock exchange on which the Notes may be listed and the Paying Agent of such deemed amendments; (b) save to the extent that an Exchange Notice (defined below) has been given in accordance with paragraph (d) below, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate nominal amount of Notes presented (or, as the case may be, in respect of which coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest euro 0.01; (c) if definitive Notes are required to be issued after the Redenomination Date, they shall be issued at the expense of the Company in the denominations of euro 1,000, euro 10,000, euro 100,000 and (but only to the extent of any remaining amounts less than euro 1,000 or such smaller denominations as the Paying Agent may approve) euro 0.01 and such other denominations as the Company shall determine and notify to the Noteholders; (d) if issued prior to the Redenomination Date, all unmatured coupons denominated in the Specified Currency (whether or not attached to the Notes) will become void with effect from the date on which the Company gives notice (the "Exchange Notice") that replacement euro-denominated Notes and coupons are available for exchange (provided that such securities are so available) and no payments will be made in respect of them. The payment obligations contained in any Notes so issued will also become void on that date although such Notes will continue to constitute valid exchange obligations of the Company. New euro-denominated Notes and coupons, if any, will be issued in exchange for Notes and coupons, if any, denominated in the Specified Currency in such manner as the Paying Agent may specify and as shall be notified to the holders of Notes in the Exchange Notice. No Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Notes; (e) after the Redenomination Date, all payments in respect of the Notes and the coupons, if any, including payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in euro as though references in the Notes to the Specified Currency were to euro. Payments will be made in euro by credit or transfer to a euro account outside the United States (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque mailed to an address outside the United States; (f) if interest for any period ending on or after the Redenomination Date is required to be calculated for a period ending other than on an Interest Payment Date, it will be calculated by applying the Interest Rate to each Specified Denomination, multiplying such sum by the applicable Day Count Fraction specified in the applicable Pricing Supplement, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention; and (g) such other changes shall be made as the Company may decide, after consultation with the Paying Agent and the calculation agent (if applicable), and as may be specified in the Redenomination Notice, to conform them to conventions then applicable to instruments denominated in euro. For the purposes hereof, "Established Rate" means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Union regulations) into euro established by the Council of the European Union pursuant to Article 1091(4) of the treaty establishing the European Communities, as amended by the Treaty on European Union, and "sub-unit" means, with respect to any Specified Currency other than euro, the lowest amount of such Specified Currency that is available as legal tender in the country of such Specified Currency and, with respect to euro, means one cent.

         Payments of principal, premium, if any, and interest, if any, on any Note denominated in a Specified Currency other than U.S. dollars shall be made in U.S. dollars if, on any payment date, such Specified Currency (a) is unavailable due to imposition of exchange controls or other circumstances beyond the Company's control or (b) is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions in that country or within the international banking community. Such payments shall be made in U.S. dollars on such payment date and on all subsequent payment dates until such Specified Currency is again available or so used as determined by the Company.

         Amounts so payable on any such date in such Specified Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate or as otherwise indicated in the applicable Pricing Supplement. The Exchange Rate Agent at the date of the Fiscal Agency Agreement is JPMorgan Chase Bank. Any payment required to be made on Notes denominated in a Specified Currency other than U.S. dollars that is instead made in U.S. dollars under the circumstances described above will not constitute a default of any obligation of the relevant Issuer under such Notes. The "Market Exchange Rate" with respect to any currency other than U.S. dollars means, for any day, the noon dollar buying rate in The City of New York on such day for cable transfers of such currency as published by the Federal Reserve Bank of New York, or, if such rate is not published for such day, the equivalent rate as determined by the Exchange Rate Agent.

         The provisions of the two preceding paragraphs shall not apply in the event of the introduction in the country issuing any Specified Currency of the euro pursuant to the entry of such country into European Economic and Monetary Union. In this situation, payments of principal, premium, if any, and interest, if any, on any Note denominated in any such Specified Currency shall be effected in euro at such time as is required by, and otherwise in conformity with, legally applicable measures adopted with reference to such country's entry into the European Economic and Monetary Union. All references herein or in any Pricing Supplement to "euro" shall be to the lawful currency of the member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Communities, as amended.

         All determinations made by the Company or its agent shall be at such person's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and all holders of Notes.

         So long as this Note or the Coupons shall be outstanding, the Company will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in London, England, [and in Luxembourg]5 and an office or agency in London for the transfer and exchange as aforesaid of the Notes. The Company may designate other agencies for the payment of said principal, premium and interest at such place or places outside the United States (subject to applicable laws and regulations) as the Company may decide. So long as there shall be any such agency, the Company shall keep the Fiscal and Paying Agent advised of the names and locations of such agencies, if any are so designated.

         With respect to moneys paid by the Company and held by the Fiscal and Paying Agent or any Paying Agent for the payment of the principal of or interest or premium, if any, on any Note that remain unclaimed at the end of three years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Fiscal and Paying Agent or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Company and any person claiming such moneys shall thereafter look only to the Company for payment thereof and (ii) such moneys shall be so repaid to the Company. Upon such repayment all liability of the Fiscal and Paying Agent or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Company may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

         No provision of this Note or of the Fiscal Agency Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein and in the Fiscal Agency Agreement prescribed unless otherwise agreed between the Company and the holder of this Note.

         No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Fiscal Agency Agreement or any fiscal agency agreement supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Note and the Coupons shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

_______________
/5/  Include if Note is listed on Luxembourg Stock Exchange.

         As used herein:

                  (a) the term "Amortized Amount" is the original issue discount amortized from the Original Issue Date of the predecessor global Note to the date of redemption or declaration, as the case may be, which amortization shall be calculated using the "constant yield method" (computed in accordance with the rules under the Internal Revenue Code of 1986, as amended, and the regulations thereunder, in effect on the date of redemption or declaration, as the case may be);

                  (b) the term "Business Day" means, unless otherwise specified in the applicable Pricing Supplement, any day other than a Saturday or Sunday or any other day on which banking institutions are generally authorized or obligated by law or regulation to close in (i) the Principal Financial Center of the country in which the Company is incorporated; (ii) the Principal Financial Center of the country of the currency in which the Notes are denominated (if the Note is denominated in a Specified Currency other than euro); (iii) the place at which payment on such Note or coupon is to be made; and (iv) London, England; provided, however, that with respect to Notes denominated in euro, such day is also a TARGET Settlement Day;

                  (c)   the term "Notices" refers to:

                        (1) notices to holders of the Notes to be given by publication in a daily newspaper in the English language of general circulation in London and, if the Series of which this Note forms a part is listed on the Luxembourg Stock Exchange and such Exchange so requires, in a daily newspaper in Luxembourg or, if publication in either London or Luxembourg is not practical, elsewhere in Western Europe. Such publication is expected to be made in the Financial Times and (if such Series is listed on the Luxembourg Stock Exchange) the Luxemburger Wort. Such notices will be deemed to have been given on the date of such publication, or if published in such newspapers on different dates, on the date of the first such publication;

                        (2) notices to holders of any Notes that are listed on
                  Euronext Amsterdam to be given by publication in a leading daily newspaper in the English language of general circulation in Amsterdam and London and if such Notes are listed on Euronext Amsterdam and such Exchange so requires, also published in the Official Price List ("Officiele Prijscourant"). If publication in London or Amsterdam, as the case may be, is not practical, such publication shall be made elsewhere in Western Europe. Such publication is expected to be made in the Financial Times in London and the Het Financieele Dagblad in Amsterdam. Such notices will be deemed to have been given on the date of such publication or if published in such newspapers on different dates, on the date of the first such publication;

                  (d) the term "Principal Financial Center" means (i) the capital of the country issuing the currency in which the Notes are denominated or (ii) the capital city of the country to which the Designated LIBOR Currency relates, as applicable, except, in the case of (i) or (ii) above, that with respect to the following currencies, the "Principal Financial Center" will be as indicated below:

                  Currency                    Principal Financial Center
                  --------                    --------------------------

                  United States dollars       The City of New York

                  Australian dollars          Sydney and Melbourne

                  Canadian dollars            Toronto

                  New Zealand dollars         Auckland and Wellington

                  South African rand          Johannesburg

                  Swiss francs             Zurich

                  (e) the term "TARGET Settlement Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open;

                  (f) the term "United States" means the United States of America (including the States and the District of Colombia), its territories, its possessions and other areas subject to its jurisdiction;

                  (g) the term "United States Alien" means a beneficial owner of a Note that is not, for United States federal income tax purposes,
         (i) a citizen or resident of the United States, (ii) a corporation, partnership (or any other entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a court in the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person;. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons, will also not be a United States Alien; and

                  (h) the term "Certification" means a certificate substantially in the form of Exhibit B-2 hereto delivered by the Euroclear Operator, Clearstream Luxembourg or other clearance system specified on the face hereof, as the case may be, which certificate is based on a certificate substantially in the form of Exhibit B-1 hereto provided to it by its account holders; and

                  (i) all other terms used in this Note which are defined in the Fiscal Agency Agreement and not otherwise defined herein shall have the meanings assigned to them in the Fiscal Agency Agreement.

                            OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned, at _________ (Please print or typewrite name and address of the undersigned).

If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of 1,000 units of the Specified Currency indicated on the face hereof) which the holder elects to have repaid: ; _________ and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

______________.

Date:

                                   NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

                                                                      SCHEDULE A

                EXCHANGE FOR DEFINITIVE BEARER NOTES, DEFINITIVE
                 REGISTERED NOTES AND FROM TEMPORARY GLOBAL NOTE

         The Initial Principal Amount of this Note is ________. The following payments of interest and exchanges of a part of this Permanent Global Fixed Rate Bearer Note for definitive Bearer Notes and Registered Notes, and from Temporary Global Notes have been made:

===========================================================================================================
                                                Principal       Principal      Remaining
                                 Principal       (Face)/9/       (Face)/9/     Principal
                                  (Face)/6/      Amount          Amount         (Face)/9/     Notation
                                  Amount        Exchanged       Exchanged       Amount       Made by or
     Date of                     Exchanged         For             For        Outstanding   on behalf of
   Exchange or                     From        Definitive      Definitive      Following     Fiscal and
    Interest     Payment of      Temporary       Bearer        Registered        Such          Paying
     Payment      Interest     Global Notes       Notes           Notes        Exchange         Agent
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

===========================================================================================================

_______________________________
/6/  To be used if Note has dual-currency or index feature.

                 [FORM OF CERTIFICATE TO BE GIVEN BY AN ACCOUNT
            HOLDER OF THE EUROCLEAR OPERATOR, CLEARSTREAM, LUXEMBOURG
                           OR OTHER CLEARANCE SYSTEM]

                                                                     EXHIBIT B-1

                                   CERTIFICATE

                      General Electric Capital Corporation
                             Euro Medium-Term Notes

                  Represented by Permanent Global Note No. __.

     This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (i) are owned by person(s) requesting definitive [Registered/Bearer] Notes in exchange for their interests in the above-referenced permanent global Note and (ii) such persons desire to exchange _____ principal amount of the above-captioned Notes for definitive [Registered/Bearer] Notes.

     We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

     This certification excepts and does not relate to $ of such interest in the above Notes in respect of which we do not desire to exchange for definitive Notes.

Dated: ______, 20__

                                      [Name of Account Holder]

                                      By:
                                             (Authorized Signatory)
                                             Name:

             Title:

                       [FORM OF CERTIFICATE TO BE GIVEN BY
                 THE EUROCLEAR OPERATOR, CLEARSTREAM, LUXEMBOURG
                           OR OTHER CLEARANCE SYSTEM]

                                                                     EXHIBIT B-2

                                   CERTIFICATE

                      General Electric Capital Corporation
                             Euro Medium-Term Notes

                 Represented by Permanent Global Note No. ____.

     This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in Exhibit C-1 to the Fiscal and Paying Agency Agreement relating to such Notes, as of the date hereof,_______ principal amount of the above-captioned Notes (i) is owned by person(s) requesting definitive [Registered/Bearer] Notes in exchange for their interests in the above-referenced permanent global Note and (ii) such persons desire to exchange ______ principal amount of the above-captioned Notes for definitive [Registered/Bearer] Notes.

     We further certify (i) that we are not making available herewith for exchange all interests in the permanent global Note excepted as set forth herein and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the permanent global Note submitted herewith are no longer true and cannot be relied upon as the date hereof.

Dated: ______, 20__

                                         [EUROCLEAR BANK, S.A./N.V.,
                                            as Operator of the Euroclear System]

                                         [CLEARSTREAM BANKING, SOCIETE ANONYME]
                                         [OTHER CLEARANCE SYSTEM]

                                         By: